UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2015

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 23, 2015, the board of directors of Univar Inc. (the “Company”) appointed Ms. Juliet Teo as a Class II director to fill a vacant position on the board of directors of the Company.

Pursuant to the Fourth Amended and Restated Stockholders Agreement of the Company, dated June 23, 2015, Dahlia Investments Pte. Ltd. (“Dahlia”), an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited, (“Temasek”) has the right to nominate one director to the Company’s board of directors. Dahlia nominated Ms. Teo pursuant to that contractual right. Ms. Teo currently serves as a Managing Director, Investment, with primary responsibility for Transport and Logistics investments for Temasek.

There are no transactions to which the Company or any of its subsidiaries is a party in which Ms. Teo has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Teo will participate in the standard director compensation program for the Company and will assign her rights under this compensation program to Temasek.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary